Exhibit 10.17
SECOND AMENDMENT TO THE NORTEK, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B
     WHEREAS, Nortek, Inc. (the “Company”) adopted the Nortek, Inc. Supplemental Executive Retirement Plan B (the “Plan”) effective January 1, 1998; and
     WHEREAS, the Plan provides that the Board may, from time to time, amend said Plan provided that such amendment does not reduce the accrued benefit of any participant.
      NOW, THEREFORE, the Plan is hereby amended and revised to read as follows, effective as of November 28, 2001:
1.	Paragraphs 2.7 and 2.8 are hereby deleted.

2.	Paragraph 5.1(a) is amended to read as follows:
        “5.1(a) The Normal Retirement Benefit payable under the Plan to a Participant will be a monthly benefit equal to one-twelfth of 1.667% of the Participant’s Average Compensation multiplied by his Years of Service (computed in tenths) not in excess of thirty (30) minus the Participant’s (i) Primary Social Security Benefit and (ii) Company Pension Plan Benefit; all determined as of the Participant’s Normal Retirement Date (or such later date on which the Participant actually retires).”
3.	Paragraph 5.2 is hereby amended to read as follows:
        “5.2 Early Commencement of Benefits. A vested Participant who ceases to be an Employee before Normal Retirement Age because of retirement may thereafter, with the consent of the Board, elect to have his retirement benefit under the Plan commence any time after the attainment of age 55 (but not later than the Participant’s Normal Retirement Date). If a Participant elects to have his retirement benefit commence before his Normal Retirement Date, the retirement benefit payable to him will be reduced using the factors set forth in Schedule B. The reduction factors shall be applied to the net benefit that would be payable at Normal Retirement Date after the offset provided for in 5.1(a)(i) above, and then the reduced benefit shall be further reduced for the offset provided for in 5.1(a)(ii).”

     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 4th day of December, 2001.

NORTEK, INC.
By:	/s/ Richard L. Bready
Chairman and Chief Executive Officer

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